Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares 1-3 Year Credit Bond ETF (ISHCRED1-3) iShares iBonds Mar 2020 Term Corporate ex-Financials ETF
(ISHIBCD)
iShares iBonds Mar 2020 Term Corporate ETF (ISHIBDC) iShares iBonds Dec 2019 Term Corporate ETF (ISHIBDK) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR)
BlackRock Allocation Target Shares: Series S Portfolio
(BATSS)
BlackRock Multi-Asset Income - Investment Grade Portfolio
(BR-INC-IG)
BlackRock Low Duration Bond Portfolio (BR-LO)
GuideStone Funds Low Duration Bond Fund (GUIDE)
Advanced Series Trust - AST BlackRock Low Duration Bond
Portfolio (SMF_PRULO)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
05-19-2016

Security Type:
BND/CORP


Issuer
The Southern Company (2019)

Selling
Underwriter
Citigroup Global Markets Inc.

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Citigroup Global Markets Inc.,Barclays
Capital Inc.,J.P. Morgan Securities
LLC,Merrill Lynch, Pierce, Fenner & Smith
Incorporated,Mizuho Securities USA
Inc.,Wells Fargo Securities, LLC,Morgan
Stanley & Co. LLC,Mitsubishi UFJ
Securities (USA), Inc.,SunTrust Robinson
Humphrey, Inc.,UBS Securities LLC,BNP
Paribas Securities Corp.,Scotia Capital
(USA) Inc.,U.S. Bancorp Investments,
Inc.,BBVA Securities Inc.,CIBC World
Markets Corp.,Commerz Markets LLC,Regions
Securities LLC,TD Securities (USA)
LLC,BB&T Capital Markets, a division of
BB&T Securities, LLC,Fifth Third
Securities, Inc.,PNC Capital Markets
LLC,Santander Investment Securities
Inc.,Blaylock Beal Van, LLC,Loop Capital
Markets LLC,Mischler Financial Group,
Inc.,Samuel A. Ramirez & Company,
Inc.,Apto Partners, LLC,CastleOak
Securities, L.P.,C.L. King & Associates,
Inc.,Drexel Hamilton, LLC,MFR Securities,
Inc.,Siebert Brandford Shank & Co.,
L.L.C.,The Williams Capital Group, L.P.

Transaction Details

Date of Purchase
05-19-2016


Purchase
Price/Share
(per share / %
of par)
$99.981

Total
Commission,
Spread or
Profit
0.350%


1.	Aggregate Principal Amount Purchased
(a+b)
$107,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$29,105,000

b. Other BlackRock Clients
$77,895,000

2.	Aggregate Principal Amount of
Offering
$1,000,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.107


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)

[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)

[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)

[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date: 05-23-2016





Approved by:
Betsy Mathews
Date: 05-24-2016
Global Syndicate Team Member